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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements Nos. 333-139435, 333-146141, 333-151644, 333-161832, 333-161834, 333-163991, 333-164261, 333-165443, 333-165916, and 333-168330 on Form S-8 and 333-164290 of Form S-3 of our report dated March 3, 2011, relating to the consolidated financial statements of Netlist, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Netlist, Inc. for the year ended January 1, 2011.

/s/ KMJ CORBIN & COMPANY LLP
Costa Mesa, California
March 3, 2011

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM